Exhibit 10.13

Red Star Macalline Home Furnishing Exhibition Service Contract

Contract No.:
0116410001139

Service Provider: Shanghai Red Star Ouliluoya Brand Management Co., Ltd. Zibo Branch (hereinafter referred to as "Red Star Macalline")

Registered Address: Red Star Macalline Shopping Mall, No. 169 Unicom Road, Fangzhen Town, Zhangdian District, Zibo City, Shandong Province

Legal representative (person in charge): Li Qisheng

Merchant: Zibo Lunsheng Commerce and Trade Co., Ltd. (hereinafter referred to as "Merchant")

Registered address: Room 4-5, No. 58 Changguo West Road, Zhangdian District, Zibo City, Shandong Province

Legal representative (person in charge): Wang Chenglin

Legal representative (person in charge) ID No.: *

Authorized representative:_________________________

ID card number of authorized representative:________________________

In accordance with relevant laws and administrative regulations, and following the principles of equality, voluntariness, fairness, and good faith, Red Star Macalline has reached a consensus through consultation to provide commercial services such as market management, marketing, promotion, and training based on the operation of the Zibo Zhizun Shopping Mall booth to merchants.

Part One Special Terms and Conditions

Article 1 Booth Number, Location, and Purpose

1.1 The booth number, location, and brand category information provided to merchants for business purposes are as follows:

Serial number	Position number	Manage brand	Business Series	category	Booth location
1	22214-AF04-T8- 148399	Siemens	Siemens	Electrical Appliances>Kitchen Appliances >Integrated kitchen	Comprehensive Hall F4E8052- E8065
2	22214-AF04-T8- 148399	Bosch	Bosch Kitchen Electronics	Electrical Appliances>Kitchen Appliances >Integrated kitchen	Comprehensive Hall F4E8052- E8065

Article 2 Billing Quantity

2.1	After joint measurement by all parties, the actual measured area of the booth is 226.66 square meters. The measurement results are shown in Annex 1 "Booth Plan" of this contract. The booth billing sharing coefficient is 1.56. For the convenience of calculation, under the unified use of the unit price agreed in this contract, this booth The equivalent billing quantity (including shared corridors, building pillars, public health facilities, and other shared areas) is 353.59 square meters.

Article 3 Display Service Fee and Payment

3.1	Merchant should pay a booth display service fee (hereinafter referred to as "Display Service Fee") to Red Star Macalline in each payment cycle. Red Star Macalline provides services including market management, product quality supervision, brand management, etc. based on the Display Service Fee it charges Please refer to the general terms and conditions of this contract for details.

3.2	The payment method for Display Service Fee shall be executed in a fixed manner.

3.2.1	The unit price of Display Service Fee shall be executed in the following manner:

Serial number	Starting date (year/month/day)	Deadline (Year/Month/Day)	Display Service Fee unit price (RMB/square meter) /Month)
1	2025.07.01	2026.06.30	71

3.3	The merchant shall pay the initial Display Service Fee on the day of signing this contract, and thereafter shall pay 30 days before each payment cycle Pay the next exhibition service fee (for non working days, advance to the previous working day).

3.4	Red Star Macalline has the right to unify the management of the mall's cash register, including centralized cash register at the mall's cash register, distributed cash register in merchant exhibition halls, and other cash register methods designated by Red Star Macalline. Merchants should cooperate. Red Star Macalline uses legal means to unify the settlement cycle between the payment received by the cashier and the merchant, which is 7 days. Settlement shall be made within 2 days after each settlement cycle (if it is not a working day, it shall be postponed to the next working day). The name of the merchant's payment settlement account must be consistent with the name of the signing party of this contract.

Article 4 Lease Term, Payment Cycle, and Invoice Information

4.1	The service period is from July 1, 2025 to June 30, 2026. Red Star Macalline shall deliver the booth to the Merchant on the service commencement date. The delivery status and corresponding facilities and equipment list are shown in Annex 2 "Handover List" of this contract. The Handover List shall be signed and confirmed by representatives of all parties at the time of booth delivery.

4.2	The starting date for the Display Service Fee is July 1, 2025.

4.3	The payment cycle for Display Service Fee is three months.

4.4	If the Merchant has the qualification of a general taxpayer and requires Red Star Macalline to issue value-added tax special invoices for the Display Service Fee they collect, they should provide Red Star Macalline with the following value-added tax special invoice invoicing information:

Company Name: Zibo Lunsheng Commerce and Trade Co., Ltd

Unified Social Credit Code/Taxpayer Identification Number: 91370303MA3C0WJ79P

Registered Address: Room 4-5, No. 58 Changguo West Road, Zhangdian District, Zibo City, Shandong Province

Contact Phone: *

Bank account number: *

Bank of Deposit: Qishang Bank Renmin Road Branch

If there is a unified social credit code on the business license, fill in the unified social credit code; No, please provide the taxpayer identification number on the tax registration certificate.

Merchant shall be responsible for the completeness and accuracy of the above invoice information. If Red Star Macalline is unable to issue value-added tax special invoices to merchants in a timely manner due to incomplete or incorrect information, Red Star Macalline shall not be held responsible.

Red Star Macalline Home Furnishing Mall

Article 5 Deposit

5.1	The Merchant shall pay a deposit to Red Star Macalline on the day of signing this contract, of which the deposit for the use of the booth is [*] RMB; quality guarantee deposit of 60,000 yuan; service deposit [*] RMB; The security deposit for telecommunications facilities is [*] RMB; The security deposit for the decoration project is [*] RMB. The booth usage deposit, quality deposit, service deposit, and telecommunications facility deposit are collectively referred to as the "Performance Deposit"; all types of deposits are collectively referred to as the "Deposit".

5.2	The Merchant irrevocably agrees that if the parties to this contract sign two or more display contracts, when Red Star Macalline deducts the quality guarantee deposit according to any one of the display contracts, if the balance of the quality guarantee deposit under that contract is insufficient, Red Star Macalline has the right to deduct the quality guarantee deposit under other display contracts, without being limited by the contract to which the relevant quality guarantee deposit belongs. The aforementioned deduction shall not be deemed as a waiver of the Merchant's security deposit related obligations under any display contract.

5.3	After the termination of this contract, on the premise that the Merchant's quality guarantee deposit standard under this contract remains unchanged, Red Star Macalline has the right to re allocate the quality guarantee deposit balance under each display contract signed by the parties to this contract and require the merchant to make up for the quality guarantee deposit under each display contract in accordance with the Red Star Macalline quality guarantee deposit calculation rules disclosed to the Merchant. After the aforementioned conditions are met and three years have passed from the date of termination of this contract, if the Merchant has no outstanding customer complaints and there is still a balance of the quality guarantee deposit under this contract, Red Star Macalline shall return the balance of the quality guarantee deposit under this contract to the Merchant without interest. The specific amount and time of return shall be determined by the quality guarantee deposit statement issued by Red Star Macalline.

5.4	If the parties to this contract reach an intention to renew this contract, the balance of the quality guarantee deposit under this contract will be transferred to the new display contract renewed by all parties without interest, and the merchant shall make up for the guarantee deposit. The Merchant's obligations under this contract include quality assurance, customer complaint handling and other relevant obligations.

Article 6 Decoration

6.1	The Merchant shall complete the decoration including but not limited to, booth floor, walls, ceilings, door heads, lighting fixtures, between July 1, 2025 and June 30, 2026, with a sample loading rate of over 80% and complete the removal of fences to ensure that the overall business atmosphere of the mall will not be affected. The Merchant shall also pay a garbage removal fee of undetermined RMB to Red Star Macalline on the day of signing this contract. If a Merchant violates this agreement, Red Star Macalline has the right to require the Merchant to rectify within a specified period of time, and the Merchant shall bear the resulting breach of contract liability and expenses.

Article 7 Other Fees

7.1	The electricity fee that Merchant should pay shall be charged according to the guidance price of the price department of each province or city where the mall is located, and the unit price of electricity fee is [*] RMB/KWhH. The electricity consumption and losses of related shared facilities will be charged according to the allocation method, with a unit price of undetermined yuan/month/square meter; If the electricity price in the location of the shopping mall is adjusted due to a price adjustment by the power supply department, the electricity payable by the merchant should be adjusted by the same amount at the same time.

7.2	Red Star Macalline provides consulting services, technical support, and daily services for electrical facilities and equipment, and charges service fees at a unit price of [*] RMB/month/square meter.

7.3	Merchant should pay the air conditioning fee (excluding electricity), with a unit price of [*] RMB/month/square meter.

7.4	Merchant should pay electricity bills, shared facility electricity and loss fees, and service fees to Red Star Macalline. Red Star Macalline can provide air conditioning services to Merchant according to their actual business needs, and Merchant should pay air conditioning fees to Red Star Macalline during the period when Red Star Macalline provides air conditioning services.

Article 8 Payment Information

8.1	Red Star Macalline Payment Information:

Account Name: Shanghai Red Star L'Oreal Brand Management Co., Ltd. Zibo Branch Bank Name: China Construction Bank Co., Ltd. Zibo Zhangdian Branch

Opening bank account: *

Article 9 Payment Deduction

9.1	If the Merchant fails to pay any amount as stipulated in this contract (including but not limited to exhibition service fees, booth usage deposits, decoration project deposits, liquidated damages), the merchant shall pay a late payment penalty of 0.3% of the unpaid amount per day. Starting from the day after the latest payment deadline of the merchant, the Merchant agrees and authorizes Red Star Macalline to deduct the corresponding amount from the Merchant's payment on its own or designate a third party. If it is not possible to deduct the amount from the Merchant's payment, the shortfall after deduction must still be made up by the merchant The parties agree that Red Star Macalline or designated third parties have the right to deduct the outstanding payments from Merchants in the following order: 1. quality guarantee deposit; 2. deposit for booth usage; 3. Display Service Fee; 4. service deposit, telecommunications facility deposit, decoration project deposit, service fee, air conditioning fee; 5. penalty for breach of contract. The expenses in the same deduction order are not in any particular order. If there are other expenses that need to be deducted, the actual deduction order of Red Star Macalline or designated third parties shall prevail.

9.2	If the Merchant violates any provisions of this contract (including but not limited to special terms, general terms, and all attachments) and is required to pay a penalty to Red Star Macalline, the Merchant agrees and authorizes Red Star Macalline to deduct the corresponding amount from the Merchant's payment on its own or designate a third party. The shortfall after deduction must still be made up by the merchant.

Article 10 Price Restrictions and Return Services for Goods

10.1	Merchant should reasonably determine the price of goods, and in the process of quoting and actual sales, there should be no illegal or irregular price behaviors such as price fraud, high price and low discount. If the Merchant needs to adjust the price of a product on sale due to special reasons, they must obtain approval from Red Star Macalline before making the adjustment, and in principle, only up to five discounted products are allowed.

10.2	Red Star Macalline implements a 30 day no reason return policy to provide customers with return services.

Article 11 Special Agreements

11.1	Prior to the signing of this contract, the Merchant has been informed that Red Star Macalline has respectively mortgaged the subject matter of this display contract to (mortgagee) on [date] and [date], and has completed the mortgage registration procedures. The mortgagee has priority compensation rights for the leased subject matter. After the effective signing of this contract, if the realization of the mortgage right by the mortgagee results in the inability to continue performing this contract, it does not constitute a breach of contract.

Article 12 Contract Composition

12.1	The special terms, general terms, and attachments of this contract are all integral parts of this contract and have equal legal effect.

Article 13 Adequate Interpretation and Understanding

13.1

At the time of signing this contract, Red Star Macalline has fully explained and explained all terms to the Merchant, its authorized representative, and handling personnel. The Merchant, its authorized representative, and handling personnel have fully understood and agreed to all terms of this contract, including but not limited to special terms, general terms, and all attachments.

13.2

The merchant has fully understood the authentication rules, authorization rules, and legal effect of electronic contract signing of the third-party electronic contract signing authentication platform involved in this contract cooperation. The merchant guarantees that the information provided during the electronic signature signing process is true and valid and represents the merchant's true intentions. The merchant is responsible for the authenticity and validity of the information provided and the operation process.

13.3	The merchant confirms that the third-party electronic contract signing and authentication platform cooperating under this contract will conduct enterprise/natural person authentication. At the same time, the merchant confirms that its authorized representative (Name: Wang Xiaolin, Contact Number: *, ID Number: *) has the authority to sign the contract on behalf of the merchant and to pay the contract amount through the online channels provided by Red Star Macalline. Any actions taken by the authorized representative under this contract shall be deemed as the actions of the merchant.

Article 14 Amendment, Termination, and Termination of the Contract

14.1	Any changes to this contract must be agreed upon by all parties through consultation, and supplementary legal documents related to the changes must be signed, and must be stamped with the official seal of Red Star Macalline before taking effect.

14.2	The Merchant specifically agrees that without a special written authorization letter issued by Red Star Macalline to the Merchant, Red Star Macalline staff have no right to make any changes to the commitments, guarantees or actions stipulated in this contract on behalf of Red Star Macalline. The merchant fully understands and agrees to this at the time of signing this contract.

14.3	During the contract period, if the Merchant needs to terminate the contract in advance, they must notify Red Star Macalline in writing three months in advance, pay a penalty equivalent to the Display Service Fee for the three months before the withdrawal, and other fees that should be paid in full according to the contract to Red Star Macalline. Only with the consent of Red Star Macalline and the completion of all withdrawal procedures can they withdraw from the booth.

14.4	Except for the provisions of Article 14.3, other matters related to the termination and rescission of the contract shall be executed by the parties in accordance with the general terms and conditions of the contract and the relevant provisions of the annexes.

Article 15 Dispute Resolution

15.1	Any disputes arising during the performance of this contract shall be resolved through friendly negotiation between the parties. If negotiation fails, either party may file a lawsuit with the people's court in the location of the shopping mall.

Article 16 Notice and Delivery

16.1	Written documents to Red Star Macalline should be notified and delivered to:

Contact Name: Shanghai Red Star L'Oreal Brand Management Co., Ltd. Zibo Branch Address: No. 169, Unicom Road, Zhangdian District, Zibo City, Shandong Province Red Star Ma

Contact number: *

16.2	Due to the needs of daily business management or disputes arising from the performance of this contract, the Merchant agrees and confirms that Red Star Macalline, administrative agencies, and judicial agencies may deliver relevant notices and legal documents to the booth agreed upon in this contract, and they shall be deemed delivered upon receipt by the Merchant's salesperson on duty at that time. Or delivered to the Merchant through any one or more of the following methods, with the delivery time being the earliest of the following delivery methods.

The Merchant confirms that any of the following methods can be used for delivery:

1 Mobile SMS and WeChat delivery

Delivery phone number[*];

Mobile number holder [*];

Delivery WeChat[*];

WeChat account holder[*];

2 Email delivery

The email address is[*];

Email holder[*];

3 Mailing to the merchant's domicile, habitual residence, or the following mailing address[*];

addressee[*];

Recipient's contact phone number[*];

Merchant confirmation: The above delivery method is applicable to the service period stipulated in the booth rental contract and three years after the expiration of the contract, as well as to various dispute resolution stages, including but not limited to first instance, second instance, retrial, execution procedures, supervision procedures, etc. At the same time, to ensure the accuracy and effectiveness of the delivery address, if the Merchant provides an inaccurate address or fails to inform the updated address in a timely manner, resulting in the inability or delay of Red Star Macalline's notifications and legal documents to be delivered, the merchant shall bear the legal consequences that may arise from this.

Article 17: Effectiveness

17.1	This contract shall come into effect on the date of signature by all parties.

(No text below)

(This page is the signature page)

Service Provider:/seal/	Merchant (signature):

2025.06.20	2025.06.20

Part II General Terms and Conditions (Omitted)